NEWS

IMMEDIATE RELEASE

AAM Completes Acquisition of MPG

DETROIT, April 6, 2017 -- American Axle & Manufacturing Holdings, Inc. (AAM), (NYSE: AXL) announced today that it has completed the acquisition of Metaldyne Performance Group Inc. (MPG). The transaction was unanimously approved by the boards of directors of both companies and recently approved by stockholders of AAM and MPG.

“Today is a historic day where we combine the strengths of both AAM and MPG into a premier, global Tier 1 automotive supplier with broader capabilities across multiple product lines,” said David C. Dauch, AAM Chairman and Chief Executive Officer. “This transformational acquisition will allow us to maximize stakeholder value by creating a company with greater size, scale and increased business diversification that delivers efficient, powerful and innovative solutions for our customers.”

Governance and Leadership

As previously announced, David C. Dauch will remain Chairman and Chief Executive Officer. AAM’s Board of Directors will be expanded to include three designees of American Securities LLC – George Thanopoulos, MPG’s Chief Executive Officer prior to the acquisition, along with former MPG board members Kevin Penn and Loren Easton.

Reporting to Mr. Dauch are the following executives:

•	Michael K. Simonte, President
•	Timothy E. Bowes, Senior Vice President – Strategy & Business Development
•	Christopher J. May, Vice President & Chief Financial Officer
•	Terri M. Kemp, Vice President – Human Resources
•	David E. Barnes, Vice President & General Counsel

Business Unit Leaders

AAM will operate four business units with the following executives reporting to Mr. Simonte:

•	Alberto L. Satine, President Driveline Business Unit.
•	Norman Willemse, President Metal Forming Business Unit.
•	Greg Deveson will join AAM on April 17, 2017 as President Powertrain Business Unit
•	Todd Heavin, President Casting Business Unit.

MPG Shares to be delisted

Upon completion of the acquisition, MPG became a wholly-owned subsidiary of AAM. As a result, MPG shares ceased trading on the New York Stock Exchange prior to market open today and will be delisted.

Company Description

AAM is a premier, global leader in design, engineering, validation and manufacturing of driveline, metal forming, powertrain, and casting technologies for automotive, commercial and industrial markets.

Headquartered in Detroit, AAM has over 25,000 associates operating at more than 90 facilities in 17 countries to support our customers on global and regional platforms with a focus on quality, operational excellence and technology leadership.  To learn more, visit www.aam.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the anticipated consequences and benefits of the acquisition of MPG and other information relating to matters that are not historical facts.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  These risks and uncertainties include the ability to successfully operate and integrate MPG operations and realize estimated synergies, and the other factors detailed in the Registration Statement on Form S-4 (Registration No. 333-215161) filed by AAM with the U.S. Securities and Exchange Commission with respect to the acquisition and from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  These forward-looking statements speak only as of the date of this communication.  We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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For more information...

Investor Contact:	Media Contact:
Jason P. Parsons	Christopher M. Son
Director, Investor Relations	Executive Director, Marketing & Corporate Communications
(313) 758-2404	(313) 758-4814
jason.parsons@aam.com	chris.son@aam.com